Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Morgans Hotel Group Co.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131834) and on Form S-3 (No. 333-149249) of Morgans Hotel Group Co. of our report dated March 17, 2008, relating to the financial statements of Morgans Hotel Group Co. and our report dated March 13, 2008, relating to the financial statements of 1100 West Properties LLC, included in this annual report on Form 10-K for the year ended December 31, 2007.

/s/  BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
March 17, 2008